INDEMNITY REGARDING GUARANTY OBLIGATIONS

This Indemnity Regarding Guaranty Obligations ("INDEMNITY") is made as of June 25, 2001 by and between WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company ("BORROWER"), and WWG 401 NORTH WASHINGTON LLC, a Delaware limited liability company (the "GATEWAY OWNER"), with reference to the following recitals of fact:

                                    RECITALS

1. General Electric Capital Corporation, a New York corporation ("LENDER"), has agreed to make a loan of up to $352,600,000 (the "LOAN") to Borrower in accordance with that certain Loan Agreement dated as of the date hereof (the "LOAN AGREEMENT") by and between Lender and Borrower. The Loan will be guarantied by Gateway Owner pursuant to a Guaranty of even date herewith executed by Gateway Owner in favor of Lender (the "GUARANTY"), subject to the terms, conditions and limitations set forth therein. Gateway Owner's obligations under the Guaranty will be secured by, among other things, a deed of trust which will encumber, and certain other collateral documents which relate to, that certain real property owned by the Gateway Owner commonly referred to as Gateway Tower, which is located at 401 North Washington Street, Rockville, Maryland (the "GATEWAY PROPERTY"). A portion of the Loan proceeds will be used to refinance certain indebtedness which is secured by the Gateway Property, and to pay for certain future capital expenditures, tenant improvement costs and other leasing costs incurred in connection with the Gateway Property.

2. The Gateway Owner has agreed to guaranty the Loan and to secure its obligations under the Guaranty with a lien on the Gateway Property and related personalty in consideration of the substantial benefits which the Gateway Owner will derive from the Loan. In consideration of the benefits derived by Borrower from the Gateway Owner's agreement to provide the Guaranty and to secure its obligations under the Guaranty with a lien on the Gateway Property, the Borrower has agreed to provide certain indemnifications to the Gateway Owner associated with the Loan.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. Borrower agrees to indemnify, defend and hold the Gateway Owner harmless from and against any and all amounts (whether in the form of cash, real or personal property or proceeds therefrom, or otherwise) received by Lender in respect of the Guaranty or its lien on the Gateway Property (or any other collateral given by the Gateway Owner to secure the Guaranty or the Loan) to the extent such amounts exceed the sum of the Loan funds disbursed to repay the existing indebtedness secured by the Gateway Property plus the Loan funds disbursed to pay for capital expenditures, tenant improvement costs and other leasing costs incurred in connection with the Gateway Property.

2. In the event of any dispute under this Indemnity which results in a lawsuit by any party, the losing party shall pay the reasonable legal costs of the other party.

3. If any provision or part of any provision this Indemnity shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Indemnity, and this Indemnity shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceabililty.

4. This Indemnity shall inure to the benefit of and be enforceable by the Gateway Owner and its successors and assigns, and shall be binding upon and enforceable against the Borrower and the Borrower's successors and assigns.

5. All present and future obligations of Borrower to Gateway Owner arising hereunder shall at all times be subject and subordinate in all respects to all present and future obligations of Borrower to Lender, and Gateway Owner shall have no right to seek recovery against Borrower or any of its assets for obligations arising hereunder until the full, cash repayment of the Loan and all other obligations of Borrower to Lender. Lender shall be an express, third party beneficiary of this paragraph, which shall not be amended, modified, terminated or waived without Lender's prior, written consent.

6. This Indemnity and the rights and obligations of the Borrower and Gateway Owner hereunder shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of that State.

7. This Indemnity may be executed in any number of counterparts, each of which shall be considered an original and all of which, taken together, shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower and Gateway Owner have executed this Indemnity as of the date first written above.

BORROWER:

WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company

  By:  Wellsford/Whitehall Properties II, L.L.C., a Delaware
       limited liability company, its managing member

       By:   Wellsford/Whitehall Group, L.L.C., a Delaware
             limited liability company, its sole member

             By:   WP Commercial, L.L.C., a Delaware limited
                   liability company, its manager


                        By:      /s/ Alan Kava
                                 -------------
                        Name:   Alan Kava
                        Title:  Authorized Signatory



GATEWAY OWNER:

WWG 401 NORTH WASHINGTON LLC, a Delaware limited liability company

By:  Wellsford/Whitehall Holdings, L.L.C., a Delaware limited liability company

     By:   Wellsford/Whitehall Properties II, L.L.C., a

           Delaware limited liability company, its managing member

           By:  Wellsford/Whitehall Group, L.L.C., a Delaware
                limited liability company, its sole member

                By:   WP Commercial, L.L.C., a Delaware
                      limited liability company, its manager


                        By:      /s/ Alan Kava
                                 -------------
                        Name:   Alan Kava
                        Title:  Authorized Signatory